EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated May 22, 2009, relating to the financial statements and financial highlights of Northern Mid Cap Growth Fund and Northern Multi-Manager Mid Cap Fund, two of the portfolios constituting Northern Funds, appearing in the Annual Reports on Form N-CSR of Northern Funds for the year ended March 31, 2009, and to the references to us under the headings “Financial Highlights” in the Proxy Statement/Prospectus and “Experts” in the Statement of Additional Information, which are part of such Registration Statement. We also consent to references to us under the captions “Financial Information” in the Prospectuses dated July 31, 2009 which are incorporated by reference in such Registration Statement and “Counsel and Independent Registered Accounting Firm” and “Financial Statements” in the Statements of Additional Information which are also incorporated by reference in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
January 21, 2010